EXHIBIT 10.8

Execution Version

GUARANTY AND NEGATIVE PLEDGE AGREEMENT

This GUARANTY AND NEGATIVE PLEDGE AGREEMENT (this “Guaranty”), dated as of April 4, 2006 is executed and delivered by MICHAEL T. KENNEDY (“Guarantor”), in favor of Tennenbaum Capital Partners, LLC, a Delaware limited liability company, as agent and collateral agent for the below-defined Lenders (in such capacity, “Agent”) and the below-defined Lenders, in light of the following:

WHEREAS, Radnor Holdings Corporation, a Delaware corporation (the “Company”), each of the Company’s Subsidiaries identified on the signature pages of the Credit Agreement as a Guarantor, the Lenders party thereto from time to time (the “Lenders”), and Agent are parties to that certain Credit Agreement, dated as of December 1, 2005 (as amended through the date hereof, the “Credit Agreement”; capitalized terms used but not defined herein shall have the respective meanings given thereto in the Credit Agreement);

WHEREAS, contemporaneously herewith, the Company, the Guarantors party thereto, the Lenders and the Agent are entering into that certain Amendment No. 1 to Credit Agreement (“Amendment No. 1”) of even date herewith, pursuant to which the Lenders will agree, subject to the terms and conditions thereof, to make Tranche C Loans to the Company in an aggregate principal amount not to exceed $23,500,000 (the “Tranche C Loans”);

WHEREAS, Guarantor is the majority shareholder of Company and, as such, will benefit by virtue of the financial accommodations extended to Company by the Agent and the Lenders; and

WHEREAS, in order to induce the Agent and the Lenders to enter into Amendment No. 1 and the other Operative Documents and to make the Tranche C Loans to the Company pursuant to Amendment No. 1 and the Credit Agreement, and in consideration thereof, and in consideration of any loans or other financial accommodations heretofore or hereafter extended by the Lenders and the Agent to the Company, whether pursuant to the Credit Agreement or otherwise, Guarantor has agreed to guaranty the Guarantied Obligations.

NOW, THEREFORE, in consideration of the foregoing, Guarantor hereby agrees as follows:

1. Guaranty. Subject to the limitations set forth in Section 11 hereof, Guarantor hereby irrevocably guarantees to each Lender and the Agent, as a primary obligor and not merely as a surety the prompt payment in full, in Dollars, when due (whether at Stated Maturity, by acceleration, by mandatory or optional prepayment or otherwise, including amounts that would become due but for the operation of Section

362(a) of the Bankruptcy Code, 11 U.S.C. §362(a)) of the principal of and interest on the Tranche C Loans (including, without limitation, interest on any overdue principal and, to the extent permitted by applicable law, on any overdue interest and on payment of additional amounts described in Sections 4(r), (s) and (t) of the Credit Agreement and all other amounts from time to time owing by the Company under the Credit Agreement in respect of the Tranche C Loans or the Tranche C Notes (including, without limitation, interest, indemnities, costs, expenses and taxes, in each case whether or not a claim is allowed for such amounts in any bankruptcy case) (such payments being herein collectively called the “Guaranteed Obligations”). Subject to the limitations set forth in Section 11 hereof, Guarantor hereby further agrees that if the Company shall default in the payment of any of the Guaranteed Obligations, Guarantor will (x) promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration, by optional prepayment or purchase or otherwise) in accordance with the terms of such extension or renewal and (y) pay to each Lender such amounts, to the extent lawful, as shall be sufficient to pay the costs and expenses of collection or of otherwise enforcing any of such Lender’s rights under the Credit Agreement and the other Operative Documents with respect to the payment of such Guaranteed Obligations, including, without limitation, reasonable counsel fees. This Guaranty is irrevocable and unconditional in nature and is made with respect to any Guaranteed Obligations now existing or in the future arising. The Guarantor’s liability under the Credit Agreement shall continue until the earlier of (i) full satisfaction of all Guaranteed Obligations and (ii) the date on which, by virtue of subclause (A) of the first sentence of Section 11 hereof, Guarantor shall have no liability hereunder. This Guaranty is a guarantee of due and punctual payment and is not merely a guarantee of collection.

2. Acknowledgments, Waivers and Consents.

(A) Guarantor acknowledges that the obligations undertaken by him under the Credit Agreement involve the guarantee of obligations of Persons other than himself and that the obligations of the Guarantor under Section 1 are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the Credit Agreement or any of the other Operative Documents or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Guaranteed Obligations and irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 2 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances, to the fullest extent permitted by Applicable Law. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by Applicable Law, the occurrence of any one or more of the following shall not alter or impair the liability of Guarantor hereunder, which shall remain absolute and unconditional as described above:

(i) at any time or from time to time, without notice to Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of any of the Operative Documents or any other agreement or instrument referred to in the Operative Documents shall be done or omitted;

(iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Operative Documents or any other agreement or instrument referred to in the Operative Documents shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(iv) any Lien granted to, or in favor of, Lenders, the Agent and/or the Collateral Agent (each, a “Lender Party” and collectively, the “Lender Parties”) as security for any of the Guaranteed Obligations shall fail to attach or be perfected; or

(v) any of the Guaranteed Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of Guarantor).

(B) Guarantor expressly waives, for the benefit of the Lenders, all set-offs and counterclaims and all presentments, demands for payment, notices of nonpayment, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of the Credit Agreement or of the existence, creation, incurring or assumption of new or additional Guaranteed Obligations. Guarantor further expressly waives the benefit of any and all statutes of limitation and any and all laws providing for the exemption of Property from execution or for valuation and appraisal upon foreclosure, to the maximum extent permitted by applicable law.

(C) Guarantor represents and warrants to the Lender Parties that he has established adequate means of obtaining financial and other information pertaining to the business, operations and condition (financial and otherwise) of the Company and its properties on a continuing basis and that he is now and will in the future remain fully familiar with the business, operations and condition (financial and otherwise) of the Company and its properties. Guarantor further represents and warrants that he has reviewed and approved each of the Operative Documents and is fully familiar with the transaction contemplated by the Operative Documents and that he will in the future remain fully familiar with that transaction and with any new Operative Documents and the transactions contemplated by those Operative Documents. Guarantor hereby expressly waives and relinquishes any duty on the part of any Lender Party (should any such duty exist) to disclose to Guarantor any matter of fact or other information related to the business, operations or condition (financial or otherwise) of the Company or its properties or to any Operative Document or the transactions undertaken pursuant to, or contemplated by, any such Operative Document, whether now or in the future known by any Lender Party.

(D) Guarantor intends that his rights and obligations shall be those expressly set forth herein and that his obligations shall not be affected, limited, reduced, discharged or terminated by reason of any principles or provisions of law that conflict with the terms hereof.

3. Understanding With Respect to Waivers and Consents. Guarantor warrants and agrees that each of the waivers and consents set forth herein is made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of its significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights that Guarantor otherwise may have against the Company, any Lender Party or any other Person or against any Collateral. If, notwithstanding the intent of the Guarantor that the terms hereof shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, those waivers and consents shall be effective to the maximum extent permitted by law.

4. Subrogation. Guarantor hereby waives, until the payment and satisfaction in full of all of the Guaranteed Obligations, any right, remedy, power or privilege, such as any right of subrogation, contribution or indemnity or related remedy, power or privilege, arising (whether by contract or operation of law, including under any Bankruptcy Law) against the Company, any Guarantor (under and as defined in the Credit Agreement), any other guarantor, any issuer of any letter of credit or any other Person or any Collateral by reason of any payment pursuant to the provisions of this Guaranty and, if any amount is paid to Guarantor on account of those rights, remedies, powers or privileges, he will hold that amount in trust for the benefit of, and pay the same over to, the Agent (for the benefit of the other Lender Parties) on account of the Guaranteed Obligations. Guarantor understands that the exercise by any Lender Party of any right, remedy, power or privilege that it may have under the Operative Documents, security agreement, guarantee, letter of credit or other instrument for or relative to all or any part of the Guaranteed Obligations or otherwise may affect or eliminate Guarantor’s right of subrogation or similar recovery against the Company, any other Guarantor (under and as defined in the Credit Agreement), any other guarantor, any issuer of any letter of credit or any other Person or against any Collateral and that Guarantor may therefore incur partially or totally non-reimbursable liability hereunder. Nevertheless, Guarantor hereby authorizes and empowers the Agent and the other Lender Parties to exercise, in its or their sole discretion, any combination of those rights, remedies, powers and privileges.

5. Reinstatement. The obligations of Guarantor hereunder shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company, any other Guarantor (under and as defined in the Credit Agreement), any other guarantor, any issuer of any letter of credit or any other Person or any other application of funds (including the proceeds of any Collateral for all or any part of the Guaranteed Obligations) in respect of all or any part of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of those Guaranteed Obligations, whether as a result of any proceedings in bankruptcy, reorganization or otherwise and the Guarantor agrees that he will indemnify each Lender Party on demand for all reasonable costs and expenses (including fees and expenses of counsel) incurred by that Lender Party in connection with that rescission or restoration.

6. Remedies. The Guarantor hereby agrees that, between Guarantor and the Lender Parties, the obligations of the Company under the Credit Agreement and the other Operative Documents may be declared to be forthwith (or may become automatically) due and payable as provided in Section 6 of the Credit Agreement for purposes of Section 1 hereof notwithstanding any stay, injunction or other prohibition preventing that declaration (or those obligations becoming due and payable as against the Company) and that, in the event of that declaration (or that obligation being deemed due and payable), those obligations (whether or not due and payable by the Company) shall forthwith become due and payable for purposes of Section 1 hereof to the extent they are Guaranteed Obligations.

7. Separate Action. Any Lender Party may bring and prosecute a separate action or actions against Guarantor whether or not any other Guarantor (under and as defined in the Credit Agreement), the Company, any other guarantor, any issuer of any letter of credit or any other Person is joined in any such action or a separate action or actions are brought against any other Guarantor (under and as defined in the Credit Agreement), the Company, any other guarantor, any issuer of any letter of credit or any other Person or any Collateral for all or any part of the Guaranteed Obligations. The obligations of Guarantor hereunder, and the effectiveness of the Credit Agreement are not conditioned upon the existence or continuation of any other guarantee or any letter of credit for or relative to all or any part of the Guaranteed Obligations.

8. Subordination of Indebtedness of the Company; Security Interest. Guarantor agrees that any Indebtedness now or in the future owed to him by the Company is hereby subordinated to the Guaranteed Obligations. If the Agent so requests, any such Indebtedness shall be collected, enforced and received by Guarantor as trustee for the Agent and shall be paid over to the Agent (for the benefit of the other Lender Parties) in kind on account of the Guaranteed Obligations. If, after the Agent’s request, Guarantor fails to collect or enforce any such Indebtedness or to pay the proceeds of that Indebtedness to the Agent, the Agent as Guarantor’s attorney-in-fact may do such acts and sign such documents in Guarantor’s name and on Guarantor’s behalf as the Agent considers necessary or desirable to effect that collection, enforcement or payment, the Agent being hereby appointed Guarantor’s attorney-in-fact for that purpose.

9. Certain Limitations. In any proceeding involving any state corporate law or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Guarantor under Section 1 hereof would otherwise, without taking into account the provisions of this Section 9, be held or determined to be void, invalid or unenforceable or if the claims of the Lender Parties in respect of those obligations would be subordinated to the claims of any other creditors on account of the Guarantor’s liability under Section 1 hereof, then, notwithstanding any other provision hereof or of the Credit Agreement to the contrary, the amount of that liability shall, without any further action by the Guarantor, any Lender Party or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in that action or proceeding.

10. Revocation. To the fullest extent permitted by law, Guarantor hereby waives all rights he may have to revoke his obligations under Section 1 hereof with respect to all or any part of the Guaranteed Obligations.

11. Limitation. Notwithstanding anything to the contrary contained in this Guaranty, (A) the liability of Guarantor hereunder for the Guaranteed Obligations shall not exceed the principal amount of Ten Million Dollars ($10,000,000) thereof at any time outstanding, plus interest thereon from the date demand on this Guaranty is made by any Lender Party at the rate provided in the Credit Agreement and costs, expenses and other charges (including, but not limited to, reasonable attorneys’ fees and legal expenses) incurred by Agent after such date of demand in collecting on this Guaranty and (B) the guaranty set forth in Section 1 hereof may not be enforced by any Lender Party unless and until (i) an Event of Default under the Credit Agreement has occurred and is continuing, and (ii) the Company has failed to pay any Obligations due under the Credit Agreement or the Tranche C Notes (whether at Stated Maturity, by acceleration, by mandatory or optional prepayment or otherwise, including amounts that would become due but for the operation of Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a)). The Guarantor’s obligations hereunder shall terminate on the earlier of (i) the date on which all Guaranteed Obligations and other amounts payable under Section 1 hereof shall have been indefeasibly paid in full in cash or such other consideration as was acceptable to the Lenders and (ii) the date on which, by virtue of subclause (A) of the first sentence of this Section 11, Guarantor shall have no further liability hereunder. Such termination shall be subject to Section 5 hereof.

12. Negative Pledge.

(A) Guarantor hereby represents and warrants that (i) Guarantor is the sole beneficial owner of the Capital Stock of the Company identified on Annex A hereto and no Lien exists upon such Capital Stock except as contemplated by subclause (iii) of this sentence (and no right or option to acquire the same exists in favor of any other Person), (ii) Guarantor does not beneficially own any Capital Stock of the Company other than that identified on Annex A hereto, and (iii) as of the date hereof, Guarantor is contractually prohibited from pledging any of the shares of Capital Stock of the Company that he beneficially owns. Guarantor hereby covenants and agrees that, if, at any time prior to the date on which all Guaranteed Obligations shall have been finally paid and satisfied in full, the contractual prohibition identified in subclause (iii) of the preceding sentence shall cease to be in effect, Guarantor shall provide prompt written notice to the Agent to that effect.

(B) Until the earlier of (i) the date on which all Guaranteed Obligations shall have been finally paid and satisfied in full, and (ii) the date on which, by virtue of subclause (A) of Section 11 hereof, the Guarantor has no further liability hereunder, the Guarantor shall at all times be the sole beneficial owner of all of the Capital Stock of the Company identified on Annex A hereto (together with all Capital Stock of the Company hereafter acquired by the Guarantor, the “Restricted Stock”) and shall not create or permit to exist any mortgage, pledge, or other Lien or encumbrance of any kind (or grant or permit to exist any right or option to acquire the same to any other Person) on the Restricted Stock.

13. Miscellaneous.

(A) Assignment. The provisions of this Guaranty shall inure to the benefit of the shall inure to the benefit of the successors and assigns of the Agent and the Lenders. The Guarantor may not assign or otherwise transfer any of his rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Guarantor without such consent shall be null and void.

(B) Amendments. This Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Guarantor and the Agent (acting at the direction of the Required Lenders).

(C) Applicable Law. THE VALIDITY AND INTERPRETATION OF THIS GUARANTY, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

(D) Waiver of Jury Trial. EACH OF THE GUARANTOR AND THE AGENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY OF THE OTHER OPERATIVE DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS FINANCING TRANSACTION OR THE RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY

CLAIMS. EACH OF THE GUARANTOR AND THE AGENT ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS GUARANTY, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 13(D) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY OR ANY OF THE OTHER OPERATIVE DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE UNDER THE CREDIT AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(E) Submission to Jurisdiction. The Guarantor and the Agent hereby submit to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Guaranty or the transactions contemplated hereby.

(F) Counterparts. This Guaranty may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Guaranty as of the date first written above.

MICHAEL T. KENNEDY

/s/ Michael T. Kennedy

Accepted and agreed as of the date first written above.

TENNENBAUM CAPITAL PARTNERS, LLC

By:	/s/ José Feliciano
Name:	José Feliciano
Title:	Partner

[Signature Page to Guaranty and Negative Pledge Agreement]

Annex Omitted